Exhibit 99.1
Contact:	Mark A. Kopser Executive Vice President and Chief Financial Officer (972) 713-3500
UNITED SURGICAL PARTNERS INTERNATIONAL
ANNOUNCES SECOND QUARTER 2009 RESULTS
Highlights:
•	Operating income growth of 19%

•	System-wide revenue growth of 10%

•	U.S. same-facility revenue growth of 8%
Dallas, Texas (August 3, 2009) — United Surgical Partners International, Inc. (“USPI” or the “Company”) today announced results for the second quarter and six months ended June 30, 2009.
Second Quarter Financial Results
     For the quarter ended June 30, 2009, consolidated net revenues were $156.4 million compared with $162.9 million in the prior year period. On a year-over-year basis, consolidated net revenues were reduced by $6.9 million due to the strengthening U.S. dollar and by $14.4 million due to the deconsolidation of facilities that are now accounted for under the equity method. Operating income for the second quarter increased 19% to $57.3 million as compared with $48.0 million for the prior year period. Operating income margin for the second quarter of 2009 increased 720 basis points to 36.7% from 29.5% in the prior year period. For the quarter, EBITDA less noncontrolling interests increased 15% to $50.1 million from $43.6 million in the prior year period.
     The financial results in the quarter were driven by strong same-facility revenue growth and an increase in margins. The improvement in margins was a result of an increase in volume at recently developed or expanded facilities along with improved expense management. Same-facility margins in the U.S. increased 320 basis points. In addition, consolidated margins were benefited by the continued growth in equity in earnings of unconsolidated affiliates, which grew 45% in the second quarter.
     Cash flows from operating activities for the second quarter totaled $24.4 million compared with $29.5 million for the prior year period. The decrease is primarily attributable to the timing of distributions of our unconsolidated facilities’ earnings and an increase in working capital, which together had a negative effect of approximately $15.0 million. During the second quarter, the Company and its consolidated subsidiaries invested approximately $3.1 million in maintenance capital expenditures and an additional $2.6 million to develop new facilities and expand existing facilities.
Six Month Financial Results
     For the six months ended June 30, 2009, consolidated net revenues were $313.5 million compared with $328.3 million in the prior year six-month period. Operating income for the first half of 2009 increased 15% to $113.7 million as compared with $98.9 million for the first half of 2008. Operating income margin for the six months ended June 30, 2009, increased 620 basis points to 36.3% from 30.1% in the prior year six-month period. For the first half of 2009, EBITDA less noncontrolling interests increased 12% to $99.2 million from $88.4 million in the prior year six-month period. On a year-over-year basis, the strengthening of the U.S. dollar reduced net revenue and operating income by $15.9 million and $3.3 million, respectively.
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United Surgical Partners Announces Second Quarter 2009 Results

August 3, 2009
     Cash flows from operating activities for the six months ended June 30, 2009, totaled $76.7 million, compared with $63.6 million for the prior year six-month period. During the first half of 2009, the Company and its consolidated subsidiaries invested approximately $6.1 million in maintenance capital expenditures and an additional $5.0 million to develop new facilities and expand existing facilities.
System-Wide Financial Results
     Due to the significance of unconsolidated facilities to the Company’s business and because the Company’s net earnings from a facility are the same whether the Company consolidates it or not, the Company primarily analyzes its financial results by treating all facilities as though they were consolidated by the Company, a grouping the Company refers to as system-wide financial results. The Company believes that system-wide financial results provide a useful indicator of the underlying fundamentals of the business (see Statement of Income — Reconciliation of Non-GAAP Financial Measures) by providing more information about where the Company’s increase in earnings is coming from. Specifically, system-wide financial results demonstrate that an increase in revenues at Company facilities, together with the leveraging of facility-level expenses, led to increased earnings for the Company during the three months and six months ended June 30, 2009, even though the Company’s reported revenues, which only include consolidated facilities, decreased compared with prior periods. The strong growth within the unconsolidated facilities reflects the success of the Company’s three-way joint venture model and the disproportionate investment that the Company has made in that model in recent years.
Second Quarter System-Wide Financial Results
     For the quarter ended June 30, 2009, system-wide net revenues increased 10% to $435.3 million from $394.4 million in the prior year period. This increase was primarily a result of an 8% increase in U.S. same-facility net revenue. System-wide operating income for the second quarter of 2009 increased 25% to $116.5 million from $93.0 million, and operating income margins were up 320 basis points to 26.8% from 23.6% in the prior year period.
Six Month System-Wide Financial Results
     For the six months ended June 30, 2009, system-wide net revenues increased 9% to $853.8 million from $782.0 million in the prior year six-month period. This increase was primarily a result of an 8% increase in U.S. same-facility net revenue. System-wide operating income for the six months ended June 30, 2009, increased 21% to $228.1 million from $188.3 million, and operating income margins were up 260 basis points to 26.7% from 24.1% in the prior year six-month period.
Revenue Analysis
     The revenues of the facilities operated by the Company increased on a year-over-year basis, but reported and system-wide revenues were also affected by other transactions and by a strengthening U.S. dollar. The table below lists the key drivers of year-over-year changes in revenues.

	Three Months Ended		Six Months Ended
	June 30, 2009		June 30, 2009
	As Reported		As Reported
	Under GAAP	System-wide	Under GAAP	System-wide
Total revenues, period ended June 30, 2008	$162,902	$394,354	$328,302	$781,953
Add: Revenue from acquired facilities	6,870	23,587	14,064	50,879
Less: Revenue of disposed facilities	—	(5,039)	—	(14,974)
Less: Revenue of deconsolidated facilities	(14,384)	—	(27,546)	—
Other payor adjustments	1,165	1,015	78	(7,985)
Impact of exchange rate	(6,922)	(6,922)	(15,865)	(15,865)

Adjusted base period	149,631	406,995	299,033	794,008
Operating growth	6,435	28,251	9,831	58,804
Non-facility based revenue	302	49	4,643	974

Total revenues, period ended June 30, 2009	$156,368	$435,295	$313,507	$853,786

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United Surgical Partners Announces Second Quarter 2009 Results

August 3, 2009
Development Activity
     Year to date, the Company has added six facilities and completed the sale of its interests in two facilities. The Company expects to add 12-15 facilities in 2009 through a blend of de novo facilities and acquisitions. Currently, eight facilities are in development, of which three are under construction. In addition to the two divestitures, the Company deconsolidated the financial results of two facilities.
     Commenting on the results, William H. Wilcox, USPI’s chief executive officer, said, “We are pleased that we continue to see solid same-facility revenue growth in the current economic environment as we continue to focus on high quality, cost-effective health care delivery.”
Impact of Adoption of SFAS No. 160
     Effective January 1, 2009, the Company adopted Statement of Financial Accounting Standards No. 160, “Noncontrolling Interests in Consolidated Financial Statements, an Amendment of Accounting Research Bulletin No. 51,” which requires changes to the financial statement presentation. Net income attributable to noncontrolling interests, previously referred to as minority interests in the income of consolidated subsidiaries, is now reported after net earnings. This change results in pretax income being subtotaled before net income attributable to noncontrolling interests has been subtracted. This presentation implies an effective tax rate of approximately 20%. However, the effective tax rate based on pretax income attributable to USPI’s stockholder (which, like the historic definition of pretax income, is after the deduction of noncontrolling interests) is 32% for the three months ended June 30, 2009.
     In addition, a portion of the noncontrolling interests in the Company’s subsidiaries is now included as a component of total equity on the Company’s consolidated balance sheet. Cash flows related to noncontrolling interests are also classified differently under SFAS No. 160. Cash flows from operating activities no longer include distributions of earnings to noncontrolling interests; under SFAS No. 160 those amounts are classified within financing activities, as are certain amounts previously classified within investing activities. The impact of all of these presentation changes has been reflected in all periods presented.
     The live broadcast of USPI’s second quarter conference call will begin at 10:00 a.m. Eastern Time on August 4, 2009. A 30-day online replay will be available approximately an hour following the conclusion of the live broadcast. A link to these events can be found on the Company’s website at www.unitedsurgical.com or at www.earnings.com. Additional financial information pertaining to United Surgical Partners International may be found by visiting the Investor Relations section of the Company’s website.
     USPI, headquartered in Dallas, Texas, currently has ownership interests in or operates 169 surgical facilities. Of the Company’s 165 domestic facilities, 105 are jointly owned with not-for-profit healthcare systems. The Company also operates four facilities in London, England.
     The above includes forward-looking statements based on current management expectations. Numerous factors exist that may cause results to differ from these expectations. Many of the factors that will determine the Company’s future results are beyond the ability of the Company to control or predict. These statements are subject to risks and uncertainties relating to the Company, including without limitation, (i) reduction in reimbursement from payors; (ii) the Company’s ability to attract physicians and retain qualified management and personnel; (iii) the Company’s significant leverage; (iv) geographic concentrations of certain of the Company’s operations; (v) risks associated with the Company’s acquisition and development strategies; (vi) the regulated nature of the healthcare industry; (vii) the highly competitive nature of the healthcare business; and (viii) those risks and uncertainties described from time to time in the Company’s filings with the Securities and Exchange Commission. Therefore, the Company’s actual results may differ materially. The Company undertakes no obligation to update any forward-looking statements or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.
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United Surgical Partners Announces Second Quarter 2009 Results

August 3, 2009
UNITED SURGICAL PARTNERS INTERNATIONAL, INC.
Unaudited Condensed Consolidated Statements of Income
(in thousands, except number of facilities)

	Three Months Ended June 30,		Six Months Ended June 30,
	2009	2008	2009	2008
Revenues	$156,367	$162,902	$313,507	$328,302

Equity in earnings of unconsolidated affiliates	14,639	10,094	28,197	21,142

Operating expenses:
Salaries, benefits and other employee costs	42,991	46,433	85,865	93,648
Medical services and supplies	24,815	28,757	50,568	57,845
Other operating expenses	24,397	28,550	48,694	56,203
General and administrative expenses	9,755	9,739	20,099	20,167
Provision for doubtful accounts	2,826	1,961	4,879	3,810
Depreciation and amortization	8,910	9,512	17,865	18,846

Total operating expenses	113,694	124,952	227,970	250,519

Operating income	57,312	48,044	113,734	98,925
Interest expense, net	(16,301)	(20,821)	(34,054)	(42,128)
Other, net	(157)	(826)	(10,221)	245

Income from continuing operations before income taxes	40,854	26,397	69,459	57,042
Income tax expense	(7,997)	(5,037)	(14,620)	(12,611)

Income from continuing operations	32,857	21,360	54,839	44,431
Discontinued operations, net of tax	—	(945)	—	(889)

Net income	32,857	20,415	54,839	43,542
Less: Net income attributable to noncontrolling interests	(16,105)	(13,952)	(32,400)	(29,358)

Net income attributable to USPI’s common stockholder	$16,752	$6,463	$22,439	$14,184

Supplemental Data:
Facilities operated at period end	170	157	170	157
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United Surgical Partners Announces Second Quarter 2009 Results

August 3, 2009
UNITED SURGICAL PARTNERS INTERNATIONAL, INC.
Unaudited Condensed Consolidated Balance Sheets
(in thousands)

	June 30,	Dec. 31,
	2009	2008

ASSETS

Current assets:
Cash and cash equivalents	$123,887	$49,435
Accounts receivable, net of allowance for doubtful accounts of $9,761 and $11,544, respectively	54,699	57,213
Other receivables	25,016	17,070
Inventories	8,337	9,079
Other	13,763	11,735

Total current assets	225,702	144,532

Property and equipment, net	196,702	201,824
Investments in unconsolidated affiliates	316,189	307,771
Goodwill and intangible assets, net	1,605,400	1,589,139
Other	26,610	24,897

Total assets	$2,370,603	$2,268,163

LIABILITIES AND EQUITY

Current liabilities:
Accounts payable	$19,933	$22,194
Accrued expenses and other	204,670	136,688
Current portion of long-term debt	23,284	24,488

Total current liabilities	247,887	183,370

Long-term debt	1,054,669	1,073,459
Other liabilities	165,161	153,156

Total liabilities	1,467,717	1,409,985

Noncontrolling interests — redeemable	56,096	52,214

USPI stockholder’s equity	809,780	764,137
Noncontrolling interests — nonredeemable	37,010	41,827

Total equity	846,790	805,964

Total liabilities and equity	$2,370,603	$2,268,163

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United Surgical Partners Announces Second Quarter 2009 Results

August 3, 2009
UNITED SURGICAL PARTNERS INTERNATIONAL, INC.
Statements of Income — Reconciliation of Non-GAAP Financial Measures
(in thousands)
System-Wide Operating Results
USPI conducts the majority of its business through facilities that the Company accounts for under the equity method. Of the Company’s 170 facilities at June 30, 2009, the Company accounted for 107 under the equity method.
Because the Company’s net earnings from a facility are the same whether the Company consolidates it or not, the primary way the Company analyzes its business ignores the distinction between consolidated versus equity method facilities. Viewing USPI’s business in this manner makes it easier to analyze the overall growth rate of its business and the operating margins of all the facilities driving the Company’s net earnings. The following tables depict USPI’s business as though it consolidated all of its facilities, which is a non-GAAP measure, and reconciles these system-wide results to the Company’s consolidated statements of income prepared under GAAP (see footnote explanations on page 9):

	Three Months Ended June 30, 2009
	System-	Unconsolidated	Consolidation		As Reported
	Wide(1)	Affiliates(2)	Adjustments		Under GAAP
Revenues	$435,295	$(290,393)	$11,465	(3)	$156,367

Equity in earnings of unconsolidated affiliates	—	—	14,639	(4)	14,639

Operating expenses:
Salaries, benefits and other employee costs	111,969	(68,978)	—		42,991
Medical services and supplies	91,605	(66,790)	—		24,815
Other operating expenses	74,416	(61,484)	11,465	(3)	24,397
General and administrative expenses	9,755	—	—		9,755
Provision for doubtful accounts	9,640	(6,814)	—		2,826
Depreciation and amortization	21,424	(12,514)	—		8,910

Total operating expenses	318,809	(216,580)	11,465		113,694

Operating income	116,486	(73,813)	14,639		57,312

Interest income	1,366	(91)	—		1,275
Interest expense	(24,030)	6,454	—		(17,576)
Other, net	829	(986)	—		(157)

Total other expense, net	(21,835)	5,377	—		(16,458)

Income before income taxes	94,651	(68,436)	14,639		40,854
Income tax expense	(9,392)	1,395	—		(7,997)

Net income	85,259	(67,041)	14,639		32,857
Less: Net income attributable to noncontrolling interests	(68,507)	—	52,402	(5)	(16,105)

Net income attributable to USPI’s common stockholder(6)	$16,752	$(67,041)	$67,041		$16,752

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United Surgical Partners Announces Second Quarter 2009 Results

August 3, 2009
UNITED SURGICAL PARTNERS INTERNATIONAL, INC.
Statements of Income — Reconciliation of Non-GAAP Financial Measures
(in thousands)

	Six Months Ended June 30, 2009
	System-	Unconsolidated	Consolidation		As Reported
	Wide(1)	Affiliates(2)	Adjustments		Under GAAP
Revenues	$853,786	$(562,904)	$22,625	(3)	$313,507

Equity in earnings of unconsolidated affiliates	—	—	28,197	(4)	28,197

Operating expenses:
Salaries, benefits and other employee costs	219,982	(134,117)	—		85,865
Medical services and supplies	178,623	(128,055)	—		50,568
Other operating expenses	146,942	(120,873)	22,625	(3)	48,694
General and administrative expenses	20,099	—	—		20,099
Provision for doubtful accounts	17,086	(12,207)	—		4,879
Depreciation and amortization	42,956	(25,091)	—		17,865

Total operating expenses	625,688	(420,343)	22,625		227,970

Operating income	228,098	(142,561)	28,197		113,734

Interest income	2,017	(276)	—		1,741
Interest expense	(48,465)	12,670	—		(35,795)
Other, net	(8,881)	(1,340)	—		(10,221)

Total other expense, net	(55,329)	11,054	—		(44,275)

Income before income taxes	172,769	(131,507)	28,197		69,459
Income tax expense	(17,710)	3,090	—		(14,620)

Net income	155,059	(128,417)	28,197		54,839
Less: Net income attributable to noncontrolling interests	(132,620)	—	100,220	(5)	(32,400)

Net income attributable to USPI’s common stockholder(6)	$22,439	$(128,417)	$128,417		$22,439

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United Surgical Partners Announces Second Quarter 2009 Results

August 3, 2009
UNITED SURGICAL PARTNERS INTERNATIONAL, INC.
Statements of Income — Reconciliation of Non-GAAP Financial Measures (Continued)
(in thousands)

	Three Months Ended June 30, 2008
	System-	Unconsolidated	Consolidation		As Reported
	Wide(1)	Affiliates(2)	Adjustments		Under GAAP
Revenues	$394,354	$(241,424)	$9,972	(3)	$162,902

Equity in earnings of unconsolidated affiliates	—	—	10,094	(4)	10,094

Operating expenses:
Salaries, benefits and other employee costs	106,162	(59,729)	—		46,433
Medical services and supplies	81,135	(52,378)	—		28,757
Other operating expenses	72,065	(53,487)	9,972	(3)	28,550
General and administrative expenses	9,739	—	—		9,739
Provision for doubtful accounts	10,083	(8,122)	—		1,961
Depreciation and amortization	22,190	(12,678)	—		9,512

Total operating expenses	301,374	(186,394)	9,972		124,952

Operating income	92,980	(55,030)	10,094		48,044

Interest income	1,191	(404)	—		787
Interest expense	(27,979)	6,371	—		(21,608)
Other, net	(468)	(358)	—		(826)

Total other expense, net	(27,256)	5,609	—		(21,647)

Income from continuing operations before income taxes	65,724	(49,421)	10,094		26,397
Income tax expense	(6,555)	1,518	—		(5,037)

Income from continuing operations	59,169	(47,903)	10,094		21,360
Discontinued operations, net of tax	(945)	—	—		(945)

Net income	58,224	(47,903)	10,094		20,415

Less: Net income attributable to noncontrolling interests	(51,761)	—	37,809	(5)	(13,952)

Net income attributable to USPI’s common stockholder(6)	$6,463	$(47,903)	$47,903		$6,463

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United Surgical Partners Announces Second Quarter 2009 Results

August 3, 2009
UNITED SURGICAL PARTNERS INTERNATIONAL, INC.
Statements of Income — Reconciliation of Non-GAAP Financial Measures (Continued)
(in thousands)

	Six Months Ended June 30, 2008
	System-	Unconsolidated	Consolidation		As Reported
	Wide(1)	Affiliates(2)	Adjustments		Under GAAP
Revenues	$781,953	$(473,256)	$19,605	(3)	$328,302

Equity in earnings of unconsolidated affiliates	13	(13)	21,142	(4)	21,142

Operating expenses:
Salaries, benefits and other employee costs	211,434	(117,786)	—		93,648
Medical services and supplies	156,814	(98,969)	—		57,845
Other operating expenses	142,427	(105,829)	19,605	(3)	56,203
General and administrative expenses	20,167	—	—		20,167
Provision for doubtful accounts	19,302	(15,492)	—		3,810
Depreciation and amortization	43,544	(24,698)	—		18,846

Total operating expenses	593,688	(362,774)	19,605		250,519

Operating income	188,278	(110,495)	21,142		98,925

Interest income	2,743	(918)	—		1,825
Interest expense	(57,089)	13,136	—		(43,953)
Other, net	1,680	(1,435)	—		245

Total other expense, net	(52,666)	10,783	—		(41,883)

Income from continuing operations before income taxes	135,612	(99,712)	21,142		57,042
Income tax expense	(15,262)	2,651	—		(12,611)

Income from continuing operations	120,350	(97,061)	21,142		44,431
Discontinued operations, net of tax	(889)	—	—		(889)

Net income	119,461	(97,061)	21,142		43,542

Less: Net income attributable to noncontrolling interests	(105,277)	—	75,919	(5)	(29,358)

Net income attributable to USPI’s common stockholder(6)	$14,184	$(97,061)	$97,061		$14,184

(1)	Our system-wide statements of income treat all of our facilities as though they were consolidated subsidiaries. Our consolidated system-wide statement of income is not a measure defined under GAAP because it includes the revenues and expenses of entities we do not control and thus do not consolidate for financial reporting purposes under GAAP. We believe that system-wide revenues, expenses, and operating margins are important to understanding our business, since these measures include the health of the unconsolidated operating entities that comprise over 60% of our facilities. For example, these facilities’ growth in revenues directly affects our earnings in the form of management fees we earn for operating the facilities, as well as indicating the degree to which we are growing revenues and leveraging costs at these facilities, which are the key drivers of our net income. Our definition of system-wide statement of income may differ materially from similarly titled measures of other companies. Our system-wide net income attributable to USPI’s common stockholder is the same as our net income attributable to USPI’s common stockholder reported under GAAP.

(2)	Subtracts the aggregated revenues and expenses of our unconsolidated affiliates and one facility in which we had no ownership but operate under a management contract.

(3)	Our system-wide statements of income include consolidation entries that eliminate management fee revenues (on USPI’s financial records) and expenses (on the facilities’ financial records). Under GAAP, these consolidation entries need to be removed with respect to amounts charged to unconsolidated affiliates, as under GAAP these are not intercompany transactions with consolidated subsidiaries.

(4)	Records our share of the net income of our unconsolidated affiliates.

(5)	Our system-wide statement of income includes noncontrolling interest expense for the portion of investees’ earnings not owned by us. Under GAAP, there is no noncontrolling interest expense recorded with respect to unconsolidated affiliates.

(6)	As the net impact of items (2) through (5) is zero, system-wide net income attributable to USPI’s common stockholder equals the net income attributable to USPI’s common stockholder that we report under GAAP.
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United Surgical Partners Announces Second Quarter 2009 Results

August 3, 2009
UNITED SURGICAL PARTNERS INTERNATIONAL, INC.
Key Operating Statistics

	Three Months Ended June 30,
	2009	2008	% Change
System-wide statistics (in thousands):
Revenue	$435,295	$394,354	10.4%
Operating income	116,486	92,980	25.3%

System-wide same-facility statistics(1):
United States(2)
Facility cases	189,338	185,330	2.2%
Net revenue/case	$2,093	$1,988	5.3%
Net revenue (in thousands)	$396,208	$368,495	7.5%
Facility operating income margin(3)	27.5%	24.3%	320	bps

United Kingdom:
Adjusted admissions	5,966	6,187	(3.6%)
Net revenue/adjusted admission	$4,404	$5,300	(16.9%)
Net revenue/adjusted admission (at constant currency translation rates)(4)	$4,404	$4,169	5.6%
Net revenue (in thousands)	$26,275	$32,788	(19.9%)
Facility operating income margin(3)	23.6%	25.5%	(190	)bps

Other:
Total consolidated facilities	61	58

EBITDA less noncontrolling interests(5) (in thousands):
GAAP operating income	$57,312	$48,044	19.3%
Depreciation and amortization	8,910	9,512

EBITDA	66,222	57,556
Net income attributable to noncontrolling interests	(16,105)	(13,952)

EBITDA less noncontrolling interests	$50,117	$43,604	14.9%

(1)	Excludes facilities in their first year of operations. Except where noted, includes facilities accounted for under the equity method as well as consolidated facilities.

(2)	Statistics are included in both periods for current year acquisitions.

(3)	Calculated as operating income divided by net revenue.

(4)	Calculated using second quarter 2009 exchange rates. The Company believes net revenue per adjusted admission is an important measure of the United Kingdom operations and that using a constant currency translation rate more accurately reflects the trend of the business.

(5)	EBITDA and EBITDA less noncontrolling interests are not measures defined under GAAP. The Company believes EBITDA and EBITDA less noncontrolling interests are important measures for purposes of allocating resources and assessing performance. EBITDA, which is computed by adding operating income plus depreciation and amortization, is commonly used as an analytical indicator within the healthcare industry and also serves as a measure of leverage capacity and debt service ability. EBITDA less noncontrolling interests, which is computed by subtracting net income attributable to noncontrolling interests from EBITDA, adjusts both years’ EBITDA to reflect that the Company does not own 100% of each facility. EBITDA and EBITDA less noncontrolling interests should not be considered as measures of financial performance under generally accepted accounting principles, and the items excluded from EBITDA and EBITDA less noncontrolling interests are significant components in understanding and assessing financial performance. Because EBITDA and EBITDA less noncontrolling interests are not measurements determined in accordance with generally accepted accounting principles and are thus susceptible to varying calculation methods, EBITDA and EBITDA less noncontrolling interests as presented by United Surgical Partners International may not be comparable to similarly titled measures of other companies.
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